UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2011

FLAG INTERMEDIATE

HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-132918	20-3779375
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2400 E. Commercial Blvd., Suite 905 Fort Lauderdale, Florida		33308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (954) 202-4000

METALS USA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13123	76-0533626
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2400 E. Commercial Blvd., Suite 905 Fort Lauderdale, Florida		33308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (954) 202-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 11, 2011, Metals USA, Inc. (the “Company”), a wholly-owned subsidiary of Metals USA Holdings Corp., completed the acquisition of the Richardson Trident Company (“Trident”), a provider of a broad range of metals and processing services, such as precision sawing, boring, honing, slitting, sheeting, sheering and tuning. Trident has eight processing centers located in Texas, Oklahoma, Georgia, California and Massachusetts. Trident supplies customers in the oil & gas, aerospace, defense and transportation markets.

The acquisition occurred pursuant to a stock purchase agreement that provided for the purchase by a wholly-owned subsidiary of the Company of all of the outstanding capital stock of Trident from Thomas E. Bentley and TEB 2006 Trust for an aggregate purchase price of $90.8 million in cash plus a $1.8 million note payable, subject to a post-closing adjustment for working capital and other matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAG INTERMEDIATE HOLDINGS CORPORATION

Date: March 11, 2011	By:	/s/ ROBERT C. MCPHERSON III
	Name:	Robert C. McPherson III
	Title:	Senior Vice President and Chief Financial Officer

METALS USA, INC.

Date: March 11, 2011	By:	/s/ ROBERT C. MCPHERSON III
	Name:	Robert C. McPherson III
	Title:	Senior Vice President and Chief Financial Officer